As filed with the Securities and Exchange Commission on January 31, 2011
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
____________________
NovaBay Pharmaceuticals, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	68-0454536
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
____________________

5980 Horton Street, Suite 550
Emeryville, CA  94608
(510) 899-8800
(Address, including zip code, of Principal Executive Offices)

____________________

2007 Omnibus Incentive Plan
(Full title of the plan)
____________________

Ramin (“Ron”) Najafi, Ph.D.
Chief Executive Officer
5980 Horton Street, Suite 550
Emeryville, CA  94608
(510) 899-8800
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
____________________
Copies to:
Brett D. White, Esq.
Cooley llp
Five Palo Alto Square
3000 El Camino Real
Palo Alto, CA 94306-2155
(650) 843-5000
_____________________

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.01 par value per share	935,665	$1.745	$1,632,735	$190

(1) This represents an increase in the number of shares of common stock of the registrant reserved for issuance under the NovaBay Pharmaceuticals, Inc. 2007 Omnibus Incentive Plan pursuant to an evergreen provision contained therein. In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued resulting from stock splits, stock dividends, recapitalization or other similar transactions.

(2) Represents the average of the high and low prices of the Common Stock on January 27, 2011 as reported by NYSE AMEX LLC., and is set forth solely for the purpose of calculating the filing fee pursuant to Rules 457(c) and 457(h) under the Act.

EXPLANATORY NOTE

This Registration Statement on Form S-8 registers the offer and sale of 935,665 shares of Common Stock of NovaBay Pharmaceuticals, Inc. (the “Company”) for issuance under the NovaBay Pharmaceuticals, Inc. 2007 Omnibus Incentive Plan, as amended and restated (the “Plan”). The contents of the prior Post-Effective Amendments No. 1 to Registration Statements on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on June 30, 2010 (File Nos. 333-147334, 000-157041 and 333-164469) relating to the Plan, are incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

 Item 3.          Incorporation of Documents by Reference.

The following documents filed by the Company with the Commission are incorporated by reference into this Registration Statement:

1.	The Company’s Annual Report on Form 10-K for the year ended December 31, 2009, as filed on March 30, 2010.

2.
The Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2010, as filed on November 12, 2010; the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010, as filed on August 12, 2010; and the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, as filed on May 12, 2010.

3.
The Company’s Current Reports on Form 8-K filed on January 26, 2010, April 6, 2010, June 21, 2010, June 29, 2010, August 24, 2010, October 12, 2010 (as amended by Amendment No. 1 thereto on Form 8-K/A filed December 21, 2010), November 23, 2010 and December 3, 2010.

4.	The description of the Company’s Common Stock which is contained in the Company’s Current Report on Form 8-K filed on June 29, 2010.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents (other than current reports furnished pursuant to Form 8-K).

Item 8.          Exhibits.

Exhibit No.	Description of Document

3.1(1)	Amended and Restated Certificate of Incorporation

3.2(1)	Amended and Restated Bylaws

4.1	Reference is made to Exhibits 3.1 and 3.2 above.

5.1	Opinion of Cooley llp

23.1	Consent of Davidson & Company LLP

23.2	Consent of Cooley llp (included in Exhibit 5.1)

Exhibit No.	Description of Document

24.1	Power of Attorney (included in Part II of this Registration Statement)

99.1(2)	NovaBay Pharmaceuticals, Inc. 2007 Omnibus Incentive Plan, as amended

99.2(3)	Forms of agreements for use under the NovaBay Pharmaceuticals, Inc. 2007 Omnibus Incentive Plan, as amended

(1)	Incorporated by reference to the exhibits of the same numbers from the Company’s report on Form 8-K as filed with the SEC on June 29, 2010 (SEC File No. 001-33678).

(2)	Incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008 (File No. 001-33678) as filed with the Commission on August 14, 2008.

(3)	Incorporated by reference to Exhibit 10.3 to the Company’s Registration Statement on Form S-1 (File No. 333-140714) as filed with the Securities and Exchange Commission on May 29, 2007, as amended.

Item 9.          Undertakings.

1.	The undersigned Registrant hereby undertakes:

(a)      To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)          To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)         To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference herein.

(b)      That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)      To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)      That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)           Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)          Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)         The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)          Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

2.
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Emeryville, State of California on January 26, 2011.

NovaBay Pharmaceuticals, Inc.

By:	/s/ Ramin Najafi
Ramin (“Ron”) Najafi, Ph.D. Chairman of the Board, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each of the undersigned officers and directors does hereby constitute and appoint Ramin Najafi, Ph.D., Thomas J. Paulson and Theresa Granados Uriarte, and each of them, or their substitute or substitutes, as his or her true and lawful attorneys-in-fact and agents, with full power and authority to do any and all acts and things and to execute and file or cause to be filed any and all instruments, documents or exhibits which said attorneys and agents, or either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this registration statement.  Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this registration statement, to any and all amendments, both pre-effective and post-effective, and supplements to this registration statement and to any and all instruments, documents or exhibits filed as part of or in conjunction with this registration statement or amendments or supplements thereof, with the powers of substitution and revocation, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either one of them, or their substitute or substitutes, shall lawfully do or cause to be done by virtue hereof.  In witness whereof, each of the undersigned has executed this Power of Attorney as of the dates indicated below.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Ramin Najafi	Chairman of the Board, Chief Executive Officer and President (principal executive officer)	January 26, 2011
Ramin (“Ron”) Najafi, Ph.D.

/s/ Thomas J. Paulson	Chief Financial Officer and Treasurer (principal financial and accounting officer)	January 26, 2011
Thomas J. Paulson

/s/ Charles J. Cashion	Director	January 26, 2011
Charles J. Cashion

/s/ Anthony Dailley	Director	January 26, 2011
Anthony Dailley, D.D.S.

/s/ Paul E. Freiman	Director	January 26, 2011
Paul E. Freiman

/s/ Gail J. Maderis	Director	January 26, 2011
Gail J. Maderis

/s/ T. Alex McPherson	Director	January 26, 2011
T. Alex McPherson, M.D., Ph.D.

/s/ Robert R. Tufts	Director	January 26, 2011
Robert R. Tufts

/s/ Tony D. S. Wicks	Director	January 26, 2011
Tony D.S. Wicks

.

EXHIBIT INDEX

Exhibit No.	Description of Document

3.1(1)	Amended and Restated Certificate of Incorporation

3.2(1)	Amended and Restated Bylaws

4.1	Reference is made to Exhibits 3.1 and 3.2 above.

5.1	Opinion of Cooley llp

23.1	Consent of Davidson & Company LLP

23.2	Consent of Cooley llp (included in Exhibit 5.1)

24.1	Power of Attorney (included in Part II of this Registration Statement)

99.1(2)	NovaBay Pharmaceuticals, Inc. 2007 Omnibus Incentive Plan, as amended

99.2(3)	Forms of agreements for use under the NovaBay Pharmaceuticals, Inc. 2007 Omnibus Incentive Plan, as amended

(1)	Incorporated by reference to the exhibits of the same numbers from the Company’s report on Form 8-K as filed with the SEC on June 29, 2010 (SEC File No. 001-33678).

(2)	Incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008 (File No. 001-33678) as filed with the Commission on August 14, 2008.

(3)	Incorporated by reference to Exhibit 10.3 to the Company’s Registration Statement on Form S-1 (File No. 333-140714) as filed with the Securities and Exchange Commission on May 29, 2007, as amended.